EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
September 30, 2013

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-ix	Dispositions	22
Summary Description	1	Construction, Redevelopment, Wholesale Data Center and Land
Equity Research Coverage	2	& Pre-Construction Summary	23
Selected Financial Summary Data	3	Summary of Construction Projects	24
Selected Portfolio Data	4	Summary of Redevelopment Projects	25
		Summary of Land Held and Pre-Construction	26
FINANCIAL STATEMENTS:	Section II
Quarterly Consolidated Balance Sheets	5	CAPITALIZATION:	Section V
Consolidated Statements of Operations	6-7	Quarterly Equity Analysis	27
Consolidated Statements of FFO	8-9	Debt Analysis	28-29
Consolidated Reconciliations of AFFO	10	Debt Maturity Schedule	30
		Consolidated Joint Ventures	31
PORTFOLIO INFORMATION:	Section III
Consolidated Office Properties by Region	11	RECONCILIATIONS & DEFINITIONS:	Section VI
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Supplementary Reconciliations of Non-GAAP Measures	32-34
Unstabilized Office Properties	13	Definitions	35-39
Real Estate Revenues & NOI from Real Estate Operations by Segment	14
Same Office Properties Average Occupancy Rates by Region	15
Same Office Property Real Estate Revenues & NOI by Region	16
Office Leasing	17-18
Office Lease Expiration Analysis	19-20
Top 20 Office Tenants	21

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS THIRD QUARTER 2013 RESULTS

COLUMBIA, MD October 25, 2013 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the third quarter ended September 30, 2013.

“Driven by strong NOI margins, third quarter results were at the high end of our expectations. We are increasing our prior guidance range for the fourth quarter and full year,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “Looking ahead, we expect stable performance from our current same office portfolio in 2014 and anticipate that our development pipeline and property dispositions will add tremendous value for investors,” he added.

Results:
For the quarter ended September 30, 2013, the Company reported a diluted earnings per share (“EPS”) loss of $0.09 as compared to an EPS loss of $0.39 in the third quarter of 2012. Diluted funds from operations per share (“FFOPS”), as adjusted for comparability, was $0.49 for the third quarter ended September 30, 2013 as compared to $0.53 reported for the third quarter of 2012. The 7.5% year-over-year decrease reflects the Company’s successful portfolio repositioning and de-leveraging. Adjustments for comparability encompass items such as acquisition costs, impairment losses and gains on non-operating properties, gains (losses) on early extinguishment of debt, derivative losses and write-offs of original issuance costs for redeemed preferred stock. Please refer to the reconciliation tables that appear later in this press release. Per NAREIT’s definition, FFOPS for the third quarter of 2013 was $0.48 versus $0.52 reported in the third quarter of 2012.

Operating Performance:
Portfolio Summary - At September 30, 2013, the Company’s consolidated portfolio of 210 operating office properties totaled 19.2 million square feet. The weighted average remaining lease term for the portfolio was 4.3 years and the average rental rate (including tenant reimbursements) was $28.26 per square foot. The Company’s consolidated portfolio was 88.5% occupied and 89.7% leased as of September 30, 2013.

Same Office Performance - The Company’s same office portfolio excludes properties identified for eventual disposition, including those in its Strategic Reallocation Plan. For the quarter ended September 30, 2013, COPT’s same office portfolio represents 76% of the rentable square feet of the portfolio and consists of 165 properties.

For the third quarter ended September 30, 2013, the Company’s same office property cash NOI, excluding gross lease termination fees, increased 2.4% as compared to the third quarter of 2012. The Company’s same office portfolio was 90.3% occupied and 91.5% leased as of September 30, 2013.

i

Leasing - COPT completed a total of 898,000 square feet of leasing for the quarter ended September 30, 2013. During this same period, the Company’s renewal rate was 72%. Consistent with expectations, for the quarter ended September 30, 2013, total rent on renewed space increased 4.4% on a GAAP basis and decreased 2.6% on a cash basis.

Investment Activity:
At September 30, 2013, the Company had nine properties totaling 1.3 million square feet under construction for a total projected cost of $234.0 million, of which $134.4 million had been incurred. As of the same date, COPT had 235,000 square feet in two properties under redevelopment for a total projected cost of $44.2 million, of which $30.5 million has been incurred. As of September 30, 2013, the Company’s nine properties under construction, on average, were 88% pre-leased, and its redevelopment properties were 51% pre-leased.

Balance Sheet and Capital Transactions:
As of September 30, 2013, the Company’s debt to adjusted book ratio was 46.6% and its fixed charge coverage ratio was 2.9x for the three months then ended. Also, the Company’s weighted average interest rate was 4.2% for the quarter ended September 30, 2013 and 90% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

In early July, the Company issued 1.5 million shares of common stock through its at-the-market (ATM) stock offering program. The average price per share was $26.05 and the net proceeds were $38.5 million.

During the quarter, the Company amended the terms of its $800 million line of credit to extend the maturity date from September 1, 2014, to July 14, 2017 plus a one-year extension option; and lowered the interest rate spread over 30-day LIBOR to 130 basis points. The Company also amended the terms of its $300 million and $250 million term loan agreements to grant additional extension options and lower the interest spread over LIBOR.

The Company also completed a registered exchange offer to exchange any and all of its outstanding 3.6% Senior Notes due 2023, which were issued in a private placement for an equal principal amount of new 3.6% Senior Notes due 2023 that have been registered under the Securities Act of 1933.

In September, the Company priced an offering of $250 million aggregate principal amount of 5.25% senior unsecured notes due February 15, 2024 at a price equal to 98.783% of the principal amount.

2013 FFO Guidance:
Management is increasing its previous guidance for the fourth quarter and full year 2013 FFOPS, as adjusted for comparability, from prior ranges of between $0.45-$0.48 and $1.92-$1.97, respectively, to new ranges of between $0.47-$0.49 and $1.96-$1.98. A reconciliation of projected diluted EPS to projected FFOPS for the quarter ending and the year ending December 31, 2013 is provided, as follows:

	Quarter Ending		Year Ending
	December 31, 2013		December 31, 2013
	Low	High	Low	High
EPS	$0.14	$0.16	$(0.01)	$0.01
Real estate depreciation and amortization	0.33	0.33	1.31	1.31
Impairments and exit costs on previously depreciated properties	—	—	0.35	0.35
FFOPS, NAREIT definition	0.47	0.49	1.65	1.67
Net losses on early extinguishment of debt	—	—	0.31	0.31
Gains on sales of non-operating properties	—	—	(0.03)	(0.03)
Issuance costs of redeemed preferred shares	—	—	0.03	0.03
FFOPS, as adjusted for comparability	$0.47	$0.49	$1.96	$1.98

Conference Call Information:
Management will discuss third quarter 2013 earnings results, as well as its 2013 guidance, on its conference call on October 25, 2013 at 12:00 p.m. Eastern Time, details of which are listed below:

Earnings Release Date:            Friday, October 25, 2013 at 6:00 a.m. Eastern Time

Conference Call Date:                Friday, October 25, 2013

Time:                          12:00 p.m. Eastern Time

Telephone Number: (within the U.S.)     888-679-8018

Telephone Number:    (outside the U.S.)    617-213-4845

Passcode:                      31730330

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PXHEGMLBC

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Friday, October 25 at 1:00 p.m. Eastern Time through Friday, November 8 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 16654891. To access the replay outside the United States, please call 617-801-6888 and use passcode 16654891.

The conference calls will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of whom are engaged in defense information technology and national security-related activities. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of September 30, 2013, the Company’s consolidated portfolio consisted of 210 office properties totaling 19.2 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*	the Company’s ability to sell properties included in its Strategic Reallocation Plan;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Real estate revenues	$119,040	$114,362	$355,127	$335,231
Construction contract and other service revenues	16,991	15,283	52,048	53,812
Total revenues	136,031	129,645	407,175	389,043
Expenses
Property operating expenses	43,482	41,474	129,409	122,102
Depreciation and amortization associated with real estate operations	29,210	28,604	86,239	84,633
Construction contract and other service expenses	16,306	14,410	49,165	51,302
Impairment losses	16,300	46,096	16,300	41,260
General and administrative expenses	6,237	5,062	17,213	20,531
Leasing expenses	1,790	1,315	5,217	4,266
Business development expenses and land carry costs	1,383	1,632	4,069	4,506
Total operating expenses	114,708	138,593	307,612	328,600
Operating income (loss)	21,323	(8,948)	99,563	60,443
Interest expense	(21,242)	(23,239)	(66,851)	(71,909)
Interest and other (loss) income	(3)	1,095	2,949	3,152
Loss on early extinguishment of debt	(374)	(768)	(27,028)	(937)
(Loss) income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	(296)	(31,860)	8,633	(9,251)
Equity in income (loss) of unconsolidated entities	44	(246)	211	(522)
Income tax expense	(24)	(106)	(61)	(327)
(Loss) income from continuing operations	(276)	(32,212)	8,783	(10,100)
Discontinued operations	(1,724)	11,447	(2,594)	11,410
(Loss) income before gain on sales of real estate	(2,000)	(20,765)	6,189	1,310
Gain on sales of real estate, net of income taxes	—	—	2,683	21
Net (loss) income	(2,000)	(20,765)	8,872	1,331
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership	232	1,533	474	738
Preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
Other consolidated entities	(1,031)	235	(2,160)	864
Net (loss) income attributable to COPT	(2,964)	(19,162)	6,691	2,438
Preferred share dividends	(4,490)	(6,546)	(15,481)	(14,738)
Issuance costs associated with redeemed preferred shares	—	(1,827)	(2,904)	(1,827)
Net loss attributable to COPT common shareholders	$(7,454)	$(27,535)	$(11,694)	$(14,127)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net (loss) income attributable to common shareholders	$(7,454)	$(27,535)	$(11,694)	$(14,127)
Amount allocable to restricted shares	(97)	(111)	(317)	(357)
Numerator for diluted EPS	$(7,551)	$(27,646)	$(12,011)	$(14,484)

Denominator:
Weighted average common shares - basic and diluted	86,760	71,688	84,547	71,590
Diluted EPS	$(0.09)	$(0.39)	$(0.14)	$(0.20)

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Net (loss) income	$(2,000)	$(20,765)	$8,872	$1,331
Real estate-related depreciation and amortization	29,210	30,624	86,397	93,377
Impairment losses on previously depreciated operating properties	22,074	55,829	31,126	70,016
Gain on sales of previously depreciated operating properties	—	(16,913)	—	(20,936)
Depreciation and amortization on unconsolidated real estate entities	—	113	—	346
Funds from operations (“FFO”)	49,284	48,888	126,395	144,134
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests	(833)	(571)	(2,830)	(1,251)
Preferred share dividends	(4,490)	(6,546)	(15,481)	(14,738)
Issuance costs associated with redeemed preferred shares	—	(1,827)	(2,904)	(1,827)
Basic and diluted FFO allocable to restricted shares	(178)	(214)	(450)	(728)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	43,618	39,565	104,235	125,095
Operating property acquisition costs	—	222	—	229
Gain on sales of non-operating properties	—	—	(2,683)	(33)
Impairment recoveries on non-operating properties	—	—	—	(5,246)
Income tax expense on impairment recoveries on non-operating properties	—	—	—	673
Loss (gain) on early extinguishment of debt	374	(970)	27,028	(799)
Issuance costs associated with redeemed preferred shares	—	1,827	2,904	1,827
Diluted FFO available to common share and common unit holders, as adjusted for comparability	43,992	40,644	131,484	121,746
Straight line rent adjustments	(980)	(2,595)	(6,824)	(6,631)
Amortization of intangibles included in net operating income	230	251	579	659
Share-based compensation, net of amounts capitalized	1,573	1,703	4,869	8,262
Amortization of deferred financing costs	1,321	1,527	4,292	4,696
Amortization of net debt discounts, net of amounts capitalized	(121)	683	1,063	2,028
Amortization of settled debt hedges	16	15	46	46
Recurring capital expenditures	(10,528)	(8,518)	(21,698)	(16,467)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$35,503	$33,710	$113,811	$114,339
Diluted FFO per share	$0.48	$0.52	$1.18	$1.65
Diluted FFO per share, as adjusted for comparability	$0.49	$0.53	$1.49	$1.60
Dividends/distributions per common share/unit	$0.2750	$0.2750	$0.8250	$0.8250

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2013	December 31, 2012
Balance Sheet Data
Properties, net of accumulated depreciation	$3,239,746	$3,163,044
Total assets	3,755,588	3,653,759
Debt, net	2,135,031	2,019,168
Total liabilities	2,304,732	2,206,962
Redeemable noncontrolling interest	16,789	10,298
Equity	1,434,067	1,436,499
Debt to adjusted book	46.6%	45.8%
Debt to total market capitalization	47.4%	45.0%

Consolidated Property Data (as of period end)
Number of operating properties	210	208
Total net rentable square feet owned (in thousands)	19,204	18,831
Occupancy %	88.5%	87.8%
Leased %	89.7%	89.2%

Reconciliation of total assets to denominator for debt to adjusted book
Total assets	$3,755,588	$3,653,759
Accumulated depreciation	612,369	555,975
Accumulated depreciation included in assets held for sale	8,845	12,201
Accumulated amortization of real estate intangibles and deferred leasing costs	195,559	181,834
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	9,224	9,199
Denominator for debt to adjusted book	$4,581,585	$4,412,968

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2013		2012		2013		2012
Payout ratios
Diluted FFO	57.6%		53.1%		71.4%		50.3%
Diluted FFO, as adjusted for comparability	57.1%		51.7%		56.6%		51.7%
Diluted AFFO	70.7%		62.3%		65.4%		55.1%
Adjusted EBITDA interest coverage ratio	3.6	x	3.4	x	3.6	x	3.2	x
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.6	x	2.8	x	2.6	x
Debt to Adjusted EBITDA ratio (1)	7.4	x	7.5	x	7.3	x	7.6	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	86,760		71,688		84,547		71,590
Weighted average common units	3,804		4,233		3,832		4,256
Anti-dilutive EPS effect of share-based compensation awards	45		73		63		48
Denominator for diluted FFO per share	90,609		75,994		88,442		75,894

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$49,284		$48,888		$126,395		$144,134
Gain on sales of non-operating properties	—		—		(2,683)		(33)
Impairment recoveries on non-operating properties, net of associated tax	—		—		—		(4,573)
Operating property acquisition costs	—		222		—		229
Loss (gain) on early extinguishment of debt, continuing and discontinued operations	374		(970)		27,028		(799)
Issuance costs associated with redeemed preferred shares	—		1,827		2,904		1,827
FFO, as adjusted for comparability	$49,658		$49,967		$153,644		$140,785

(1) Represents debt as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$24,022	$19,837	$71,220	$59,465
Common unit distributions	1,094	1,157	3,186	3,498
Dividends and distributions for payout ratios	$25,116	$20,994	$74,406	$62,963

Reconciliation of GAAP net (loss) income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net (loss) income	$(2,000)	$(20,765)	$8,872	$1,331
Interest expense on continuing operations	21,242	23,239	66,851	71,909
Interest expense on discontinued operations	68	127	199	2,107
Income tax expense	24	106	61	327
Real estate-related depreciation and amortization	29,210	30,624	86,397	93,377
Depreciation of furniture, fixtures and equipment	502	624	1,559	1,871
Impairment losses	22,074	55,829	31,126	64,770
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	374	(970)	27,028	(799)
Gain on sales of operating properties	—	(16,913)	—	(20,936)
Gain on sales of non-operational properties	—	—	(2,683)	(33)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	1,006	(81)	(15)	(597)
Operating property acquisition costs	—	222	—	229
Adjusted EBITDA	$72,500	$72,042	$219,395	$213,556

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$21,242	$23,239	$66,851	$71,909
Interest expense from discontinued operations	68	127	199	2,107
Less: Amortization of deferred financing costs	(1,321)	(1,527)	(4,292)	(4,696)
Less: Amortization of net debt discount, net of amounts capitalized	121	(683)	(1,063)	(2,028)
Denominator for interest coverage-Adjusted EBITDA	20,110	21,156	61,695	67,292
Preferred share dividends	4,490	6,546	15,481	14,738
Preferred unit distributions	165	165	495	495
Denominator for fixed charge coverage-Adjusted EBITDA	$24,765	$27,867	$77,671	$82,525

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$4,894	$7,774	$10,983	$11,103
Building improvements on operating properties	4,857	4,646	8,995	6,813
Leasing costs for operating properties	2,260	947	5,114	5,109
Less: Nonrecurring tenant improvements and incentives on operating properties	(230)	(3,852)	(238)	(4,510)
Less: Nonrecurring building improvements on operating properties	(1,266)	(940)	(3,113)	(1,919)
Less: Nonrecurring leasing costs for operating properties	14	(130)	(36)	(209)
Add: Recurring capital expenditures on operating properties held through joint ventures	(1)	73	(7)	80
Recurring capital expenditures	$10,528	$8,518	$21,698	$16,467

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$64,601	$63,968	$193,324	$189,762
Less: Straight-line rent adjustments	(1,029)	(1,584)	(3,149)	(4,992)
Less: Amortization of deferred market rental revenue	22	(17)	(43)	(95)
Add: Amortization of above-market cost arrangements	320	371	958	1,095
Same office property cash net operating income	63,914	62,738	191,090	185,770
Less: Lease termination fees, gross	(306)	(636)	(1,280)	(1,507)
Same office property cash net operating income, excluding gross lease termination fees	$63,608	$62,102	$189,810	$184,263

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. As of September 30, 2013, COPT derived 64% of its annualized revenue from its strategic tenant niche properties and 21% from its regional office properties. COPT’s strategic tenant niche properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and defense contractors. COPT’s regional office properties are those held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties. As of September 30, 2013, COPT’s operating portfolio of 210 office properties encompassed 19.2 million square feet and was 89.7% leased. As of the same date, COPT also owned one wholesale data center that was 70% leased.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.krewson@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Stephen E. Riffee, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; our ability to sell properties included in our Strategic Reallocation Plan; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Josh Attie	212-816-7685	joshua.attie@citi.com
Cowen and Company	Jim Sullivan	646-562-1380	james.sullivan@cowen.com
Evercore Partners	Sheila McGrath	212-497-0882	sheila.mcgrath@evercore.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Tayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Morningstar	Todd Lukasik	303-688-7418	todd.lukasik@morningstar.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors and Macquarie Securities, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Nine Months Ended
SUMMARY OF RESULTS	9/30/13		6/30/13		3/31/13		12/31/12		9/30/12		9/30/13		9/30/12
Same Office NOI	$64,601		$65,206		$63,517		$62,676		$63,968		$193,324		$189,762
NOI from real estate operations	$79,676		$80,621		$78,011		$76,122		$77,565		$238,308		$236,243
Adjusted EBITDA	$72,500		$75,822		$71,073		$70,178		$72,042		$219,395		$213,556
Net (loss) income attributable to COPT common shareholders	$(7,454)		$(13,154)		$8,914		$12,433		$(27,535)		$(11,694)		$(14,127)
FFO - per NAREIT	$49,284		$31,725		$45,386		$47,825		$48,888		$126,395		$144,134
FFO - as adjusted for comparability	$49,658		$55,770		$48,216		$49,724		$49,967		$153,644		$140,785
Basic and diluted FFO available to common share and common unit holders	$43,618		$22,412		$38,205		$40,625		$39,565		$104,235		$125,095
Diluted AFFO available to common share and common unit holders	$35,503		$42,417		$35,891		$15,860		$33,710		$113,811		$114,339
Per share - diluted:
EPS	$(0.09)		$(0.16)		$0.11		$0.16		$(0.39)		$(0.14)		$(0.20)
FFO - NAREIT	$0.48		$0.25		$0.45		$0.49		$0.52		$1.18		$1.65
FFO - as adjusted for comparability	$0.49		$0.52		$0.48		$0.51		$0.53		$1.49		$1.60
Dividend per common share	$0.2750		$0.2750		$0.2750		$0.2750		$0.2750		$0.8250		$0.8250
Payout ratios:
Diluted FFO	57.6%		110.0%		64.5%		57.5%		53.1%		71.4%		50.3%
Diluted FFO - as adjusted for comparability	57.1%		53.1%		60.1%		55.0%		51.7%		56.6%		51.7%
Diluted AFFO	70.7%		58.1%		68.7%		147.4%		62.3%		65.4%		55.1%
Real estate operating margin	64.0%		64.4%		63.9%		62.1%		64.0%		64.1%		63.8%
CAPITALIZATION
Total Market Capitalization	$4,503,307		$4,636,656		$4,689,907		$4,485,626		$4,342,417
Total Equity Market Capitalization	$2,368,276		$2,543,550		$2,732,547		$2,466,458		$2,173,102
Debt, net	$2,135,031		$2,093,106		$1,957,360		$2,019,168		$2,169,315
Debt to Total Market Capitalization	47.4%		45.1%		41.7%		45.0%		50.0%
Debt to Adjusted Book	46.6%		46.4%		43.8%		45.8%		49.8%
Adjusted EBITDA interest coverage ratio	3.6		3.5		3.5		3.4		3.4		3.6		3.2
Adjusted EBITDA debt service coverage ratio	3.2		3.2		3.1		3.0		3.0		3.2		2.8
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.9	x	2.7	x	2.6	x	2.6	x	2.8	x	2.6	x
Debt to Adjusted EBITDA ratio	7.4	x	6.9	x	6.9	x	7.2	x	7.5	x	7.3	x	7.6	x
OTHER
Revenue from early termination of leases	$891		$1,280		$835		$583		$543		$3,006		$1,288
Capitalized interest costs	$2,215		$2,088		$2,440		$3,109		$3,390		$6,743		$10,794

Corporate Office Properties Trust
Selected Portfolio Data

	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
# of Operating Office Properties
Total Portfolio	210	210	210	208	206
Same Office Properties	165	165	165	165	165

% Occupied
Total Portfolio	88.5%	88.2%	87.6%	87.8%	88.1%
Same Office Properties	90.3%	90.8%	90.3%	89.5%	89.0%

% Leased
Total Portfolio	89.7%	90.0%	89.3%	89.2%	89.9%

Square Feet of Office Properties (in thousands)
Total Portfolio	19,204	19,037	19,128	18,831	18,591
Same Office Properties	14,601	14,601	14,601	14,601	14,601

Wholesale Data Center
Initial Stabilization Critical Load (in megawatts (“MWs”))	18	18	18	18	18
MWs Operational	9	9	9	6	6
MWs Leased	6.3	4.3	4.3	4	4

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Assets
Properties, net
Operating properties, net	$2,713,579	$2,703,009	$2,705,335	$2,597,666	$2,487,919
Construction and redevelopment in progress, including land (1)	174,117	189,079	160,311	247,386	271,798
Land held for future development and pre-construction costs (1)	352,050	319,216	324,327	317,992	342,797
Total properties, net	3,239,746	3,211,304	3,189,973	3,163,044	3,102,514
Assets held for sale	133,984	136,896	142,404	140,229	137,815
Cash and cash equivalents	27,318	9,196	23,509	10,594	5,009
Restricted cash and marketable securities	14,698	19,472	17,040	21,557	20,926
Accounts receivable, net	17,724	23,751	10,768	19,247	15,877
Deferred rent receivable	90,104	89,811	88,716	85,802	83,156
Intangible assets on real estate acquisitions, net	64,372	68,046	72,035	75,879	81,059
Deferred leasing and financing costs, net	63,246	57,488	59,856	59,952	58,753
Mortgage and other investing receivables	40,321	38,966	38,441	33,396	40,761
Prepaid expenses and other assets	64,075	44,705	42,357	44,059	51,786
Total assets	$3,755,588	$3,699,635	$3,685,099	$3,653,759	$3,597,656
Liabilities and equity
Liabilities:
Debt, net	$2,135,031	$2,093,106	$1,957,360	$2,019,168	$2,169,315
Accounts payable and accrued expenses	85,291	84,181	90,645	97,922	87,390
Rents received in advance and security deposits	28,539	24,095	26,024	27,632	26,773
Dividends and distributions payable	29,077	28,602	29,947	28,698	26,954
Deferred revenue associated with operating leases	8,545	9,649	10,833	11,995	13,102
Distributions received in excess of investment in unconsolidated real estate joint venture	6,420	6,420	6,420	6,420	6,420
Interest rate derivatives	3,595	3,555	5,340	6,185	6,543
Other liabilities	8,234	8,169	7,631	8,942	10,938
Total liabilities	2,304,732	2,257,777	2,134,200	2,206,962	2,347,435
Redeemable noncontrolling interest	16,789	15,571	10,356	10,298	9,932
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	249,083	249,083	333,833	333,833	333,833
Common shares	874	858	858	809	722
Additional paid-in capital	1,812,801	1,772,470	1,772,255	1,653,672	1,451,416
Cumulative distributions in excess of net income	(700,368)	(668,892)	(632,134)	(617,455)	(607,633)
Accumulated other comprehensive income (loss)	2,925	3,631	(4,410)	(5,435)	(5,688)
Total COPT’s shareholders’ equity	1,365,315	1,357,150	1,470,402	1,365,424	1,172,650
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	50,815	49,112	50,604	52,122	49,157
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	9,137	11,225	10,737	10,153	9,682
Total noncontrolling interests in subsidiaries	68,752	69,137	70,141	71,075	67,639
Total equity	1,434,067	1,426,287	1,540,543	1,436,499	1,240,289
Total liabilities, redeemable noncontrolling interest and equity	$3,755,588	$3,699,635	$3,685,099	$3,653,759	$3,597,656
(1) Please refer to pages 23-26 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Revenues
Rental revenue	$97,442	$97,266	$94,920	$94,066	$92,287	$289,628	$271,634
Tenant recoveries and other real estate operations revenue	21,598	22,463	21,438	22,913	22,075	65,499	63,597
Construction contract and other service revenues	16,991	20,795	14,262	20,024	15,283	52,048	53,812
Total revenues	136,031	140,524	130,620	137,003	129,645	407,175	389,043
Expenses
Property operating expenses	43,482	43,408	42,519	44,837	41,474	129,409	122,102
Depreciation and amortization associated with real estate operations	29,210	28,866	28,163	28,468	28,604	86,239	84,633
Construction contract and other service expenses	16,306	19,382	13,477	19,274	14,410	49,165	51,302
Impairment losses	16,300	—	—	1,954	46,096	16,300	41,260
General and administrative expenses	6,237	4,992	5,984	5,740	5,062	17,213	20,531
Leasing expenses	1,790	1,591	1,836	1,363	1,315	5,217	4,266
Business development expenses and land carry costs	1,383	1,327	1,359	1,205	1,632	4,069	4,506
Total operating expenses	114,708	99,566	93,338	102,841	138,593	307,612	328,600
Operating income (loss)	21,323	40,958	37,282	34,162	(8,948)	99,563	60,443
Interest expense	(21,242)	(23,302)	(22,307)	(22,715)	(23,239)	(66,851)	(71,909)
Interest and other (loss) income	(3)	2,006	946	4,020	1,095	2,949	3,152
Loss on early extinguishment of debt	(374)	(21,470)	(5,184)	(6)	(768)	(27,028)	(937)
(Loss) income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	(296)	(1,808)	10,737	15,461	(31,860)	8,633	(9,251)
Equity in income (loss) of unconsolidated entities	44	126	41	(24)	(246)	211	(522)
Income tax expense	(24)	(21)	(16)	(54)	(106)	(61)	(327)
(Loss) income from continuing operations	(276)	(1,703)	10,762	15,383	(32,212)	8,783	(10,100)
Discontinued operations	(1,724)	(3,031)	2,161	3,627	11,447	(2,594)	11,410
(Loss) income before gain on sales of real estate	(2,000)	(4,734)	12,923	19,010	(20,765)	6,189	1,310
Gain on sales of real estate	—	329	2,354	—	—	2,683	21
Net (loss) income	(2,000)	(4,405)	15,277	19,010	(20,765)	8,872	1,331
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership	232	671	(429)	(651)	1,533	474	738
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Other consolidated entities	(1,031)	(1,466)	337	345	235	(2,160)	864
Net (loss) income attributable to COPT	(2,964)	(5,365)	15,020	18,539	(19,162)	6,691	2,438
Preferred share dividends	(4,490)	(4,885)	(6,106)	(6,106)	(6,546)	(15,481)	(14,738)
Issuance costs associated with redeemed preferred shares	—	(2,904)	—	—	(1,827)	(2,904)	(1,827)
Net (loss) income attributable to COPT common shareholders	$(7,454)	$(13,154)	$8,914	$12,433	$(27,535)	$(11,694)	$(14,127)

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
For diluted EPS computations:
Numerator for diluted EPS
Net (loss) income attributable to common shareholders	$(7,454)	$(13,154)	$8,914	$12,433	$(27,535)	$(11,694)	$(14,127)
Dilutive effect of common units in the Operating Partnership	—	(671)	—	—	—	—	—
Amount allocable to restricted shares	(97)	(102)	(118)	(112)	(111)	(317)	(357)
Numerator for diluted EPS	$(7,551)	$(13,927)	$8,796	$12,321	$(27,646)	$(12,011)	$(14,484)
Denominator:
Weighted average common shares - basic	86,760	85,425	81,397	79,004	71,688	84,547	71,590
Dilutive effect of common units in the Operating Partnership	—	3,801	—	—	—	—	—
Dilutive effect of share-based compensation awards	—	—	52	67	—	—	—
Weighted average common shares - diluted	86,760	89,226	81,449	79,071	71,688	84,547	71,590
Diluted EPS	$(0.09)	$(0.16)	$0.11	$0.16	$(0.39)	$(0.14)	$(0.20)

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
NOI from real estate operations (1)
Real estate revenues	$124,561	$125,275	$122,077	$122,564	$121,264	$371,913	$370,536
Real estate property operating expenses	(44,885)	(44,654)	(44,066)	(46,442)	(43,699)	(133,605)	(134,293)
NOI from real estate operations (1) (2)	79,676	80,621	78,011	76,122	77,565	238,308	236,243
General and administrative expenses	(6,237)	(4,992)	(5,984)	(5,740)	(5,062)	(17,213)	(20,531)
Leasing expenses (2)	(1,790)	(1,591)	(1,837)	(1,363)	(1,316)	(5,218)	(4,269)
Business development expenses and land carry costs (2)	(1,383)	(1,327)	(1,359)	(1,205)	(1,632)	(4,069)	(4,530)
NOI from construction contracts and other service operations	685	1,413	785	750	873	2,883	2,510
Impairment (losses) recoveries on non-operating properties	—	—	—	(1,893)	—	—	5,246
Equity in income (loss) of unconsolidated entities	44	126	41	(24)	(246)	211	(522)
Depreciation and amortization on unconsolidated real estate entities	—	—	—	—	113	—	346
Interest and other (loss) income	(3)	2,006	946	4,020	1,095	2,949	3,152
(Loss) gain on early extinguishment of debt (2)	(374)	(21,470)	(5,184)	(6)	970	(27,028)	799
Gain on sales of non-operating properties	—	329	2,354	—	—	2,683	33
Total interest expense (2)	(21,310)	(23,369)	(22,371)	(22,782)	(23,366)	(67,050)	(74,016)
Income tax expense	(24)	(21)	(16)	(54)	(106)	(61)	(327)
FFO - per NAREIT (1)	49,284	31,725	45,386	47,825	48,888	126,395	144,134
Preferred share dividends	(4,490)	(4,885)	(6,106)	(6,106)	(6,546)	(15,481)	(14,738)
Issuance costs associated with redeemed preferred shares	—	(2,904)	—	—	(1,827)	(2,904)	(1,827)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests	(833)	(1,270)	(727)	(738)	(571)	(2,830)	(1,251)
Basic and diluted FFO allocable to restricted shares	(178)	(89)	(183)	(191)	(214)	(450)	(728)
Basic and diluted FFO available to common share and common unit holders (1)	43,618	22,412	38,205	40,625	39,565	104,235	125,095
Operating property acquisition costs	—	—	—	—	222	—	229
Gain on sales of non-operating properties, net of income taxes	—	(329)	(2,354)	—	—	(2,683)	(33)
Impairment losses (recoveries) on non-operating properties, net of associated tax	—	—	—	1,893	—	—	(4,573)
Loss (gain) on early extinguishment of debt (2)	374	21,470	5,184	6	(970)	27,028	(799)
Issuance costs associated with redeemed preferred shares	—	2,904	—	—	1,827	2,904	1,827
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$43,992	$46,457	$41,035	$42,524	$40,644	$131,484	$121,746

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Net (loss) income	$(2,000)	$(4,405)	$15,277	$19,010	$(20,765)	$8,872	$1,331
Real estate-related depreciation and amortization	29,210	28,935	28,252	28,560	30,624	86,397	93,377
Impairment losses on previously depreciated operating properties (1)	22,074	7,195	1,857	247	55,829	31,126	70,016
Gain on sales of previously depreciated operating properties	—	—	—	8	(16,913)	—	(20,936)
Depreciation and amortization on unconsolidated real estate entities	—	—	—	—	113	—	346
FFO - per NAREIT (2)	49,284	31,725	45,386	47,825	48,888	126,395	144,134
Operating property acquisition costs	—	—	—	—	222	—	229
Gain on sales of non-operating properties	—	(329)	(2,354)	—	—	(2,683)	(33)
Impairment losses (recoveries) on non-operating properties, net of associated tax	—	—	—	1,893	—	—	(4,573)
Loss (gain) on early extinguishment of debt, continuing and discontinued operations	374	21,470	5,184	6	(970)	27,028	(799)
Issuance costs associated with redeemed preferred shares	—	2,904	—	—	1,827	2,904	1,827
FFO - as adjusted for comparability (2)	$49,658	$55,770	$48,216	$49,724	$49,967	$153,644	$140,785

Weighted Average Shares for period ended:
Common Shares Outstanding	86,760	85,425	81,397	79,004	71,688	84,547	71,590
Dilutive effect of share-based compensation awards	45	96	52	67	73	63	48
Common Units	3,804	3,801	3,893	4,171	4,233	3,832	4,256
Denominator for FFO per share - diluted	90,609	89,322	85,342	83,242	75,994	88,442	75,894
Anti-dilutive EPS effect of share-based compensation awards	(45)	(96)	—	—	(73)	(63)	(48)
Weighted average common units	(3,804)	—	(3,893)	(4,171)	(4,233)	(3,832)	(4,256)
Denominator for diluted EPS	86,760	89,226	81,449	79,071	71,688	84,547	71,590

(1) Please see reconciliations on pages 32 through 34.
(2) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$43,992	$46,457	$41,035	$42,524	$40,644	$131,484	$121,746
Straight line rent adjustments (1)	(980)	(2,011)	(3,833)	(3,385)	(2,595)	(6,824)	(6,631)
Amortization of intangibles included in NOI	230	172	177	221	251	579	659
Share-based compensation, net of amounts capitalized	1,573	1,647	1,649	1,720	1,703	4,869	8,262
Amortization of deferred financing costs	1,321	1,443	1,528	1,547	1,527	4,292	4,696
Amortization of net debt discounts, net of amounts capitalized	(121)	556	628	693	683	1,063	2,028
Amortization of settled debt hedges	16	15	15	16	15	46	46
Recurring capital expenditures on properties to be held	(10,528)	(5,862)	(5,308)	(27,476)	(8,518)	(21,698)	(16,467)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$35,503	$42,417	$35,891	$15,860	$33,710	$113,811	$114,339
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$4,894	$3,798	$2,291	$10,713	$7,774	$10,983	$11,103
Building improvements on operating properties	4,857	2,538	1,600	18,049	4,646	8,995	6,813
Leasing costs for operating properties	2,260	1,185	1,669	1,381	947	5,114	5,109
Less: Nonrecurring tenant improvements and incentives on operating properties	(230)	(23)	15	(283)	(3,852)	(238)	(4,510)
Less: Nonrecurring building improvements on operating properties	(1,266)	(1,580)	(267)	(2,226)	(940)	(3,113)	(1,919)
Less: Nonrecurring leasing costs for operating properties	14	(50)	—	—	(130)	(36)	(209)
Add: Recurring capital expenditures on operating properties held through joint ventures	(1)	(6)	—	(158)	73	(7)	80
Recurring capital expenditures	$10,528	$5,862	$5,308	$27,476	$8,518	$21,698	$16,467

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - September 30, 2013 (2)

	Operational Properties (1)				Construction/Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (1)	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	27	3,223,141	99.6%	99.6%	2	264,216	—	264,216
Columbia Gateway	27	2,141,651	86.6%	90.4%	1	52,000	—	52,000
Airport Square/bwtech	25	1,837,100	75.5%	77.2%	—	—	—	—
Commons/Parkway	10	431,585	81.6%	81.6%	—	—	—	—
Other	9	877,779	99.4%	99.4%	—	—	—	—
Subtotal	98	8,511,256	90.2%	91.5%	3	316,216	—	316,216
Northern Virginia:
Westfields Corporate Center	9	1,433,003	92.3%	94.2%	—	—	—	—
Patriot Ridge	1	239,272	47.2%	48.4%	—	—	—	—
Herndon, Tysons Corner and Merrifield	9	1,704,601	88.6%	89.6%	—	—	—	—
Other	—	—	—%	—%	4	708,068	—	708,068
Subtotal	19	3,376,876	87.2%	88.6%	4	708,068	—	708,068
San Antonio, Texas
Sentry Gateway	6	792,454	100.0%	100.0%	—	—	—	—
Other	2	120,054	73.8%	73.8%	—	—	—	—
Subtotal	8	912,508	96.6%	96.6%	—	—	—	—
Huntsville (3)	2	258,154	91.0%	91.0%	3	303,923	—	303,923
Washington, DC- Capital Riverfront (Maritime)	2	360,326	90.9%	90.9%	—	—	—	—
St. Mary’s & King George Counties	19	903,916	89.6%	89.6%	—	—	—	—
Greater Baltimore:								—
White Marsh and Rt 83 Corridor	28	1,287,005	83.6%	84.2%	—	—	—	—
Canton Crossing-Baltimore City	1	480,745	90.8%	97.4%	—	—	—	—
North Gate Business Park	3	284,884	37.9%	37.9%	—	—	—	—
Subtotal	32	2,052,634	79.0%	80.9%	—	—	—	—
Suburban Maryland	3	297,936	95.7%	95.7%	—	—	—	—
Colorado Springs	21	1,574,274	82.6%	84.4%	—	—	—	—
Greater Philadelphia, Pennsylvania	4	660,165	93.7%	93.7%	1	71,554	111,862	183,416
Other (3)	2	295,842	100.0%	100.0%	—	—	—	—
Total	210	19,203,887	88.5%	89.7%	11	1,399,761	111,862	1,511,623

(1)
Number of properties includes buildings under construction or redevelopment once those buildings become partially operational. Operational square feet includes square feet in operations for partially operational properties; our one partially operational property had NOI of $492,000 and cash NOI of ($117,000) for the three months ended 9/30/13.

(2)	This schedule includes properties under, or contractually committed for, construction or approved for redevelopment. Please refer to pages 24 and 25.

(3)	For purposes of this summary, Huntsville is reported as a separate region. Other presentations within this package include Huntsville in our “Other” region.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 9/30/13
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			9/30/13	9/30/13
Same Office Properties (3)
Stabilized properties	163	14,338	91.1%	92.4%	$383,808	79.9%	$63,950	$191,489
Unstabilized properties (4)	2	263	45.7%	45.7%	4,295	0.9%	651	1,835
Total Same Office Properties	165	14,601	90.3%	91.5%	388,103	80.8%	64,601	193,324
Office Properties Placed in Service (5)
Stabilized properties	5	457	98.4%	98.4%	13,113	2.7%	2,343	4,966
Unstabilized properties (4)	2	367	30.8%	31.5%	4,844	1.0%	697	2,320
Acquired Office Properties (6)	1	202	100.0%	100.0%	6,048	1.3%	1,114	3,380
Other	N/A	N/A	N/A	N/A	N/A	N/A	(832)	(368)
Total Core Portfolio	173	15,627	89.3%	90.4%	412,108	85.8%	67,923	203,622
Office Properties Held for Sale (7)	17	1,232	89.0%	90.2%	21,875	4.6%	3,836	11,340
Office Properties to be Conveyed (8)	16	1,685	79.1%	81.0%	33,782	7.0%	5,567	16,832
Greater Philadelphia	4	660	93.7%	93.7%	12,538	2.6%	2,334	6,047
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	16	467
Total Portfolio	210	19,204	88.5%	89.7%	$480,303	100.0%	$79,676	$238,308

Core Portfolio
Demand Driver Adjacent (9)	79	8,209	93.1%	93.3%	$247,385	60.0%	$41,897	$122,757
U.S. Government/Defense Contractor (10)	29	2,594	90.9%	92.0%	62,079	15.1%	11,417	35,025
Total Strategic Tenant Niche	108	10,803	92.6%	93.0%	309,464	75.1%	53,314	157,782
Regional Office (11)	65	4,824	81.8%	84.7%	102,643	24.9%	15,441	46,208
Other	N/A	N/A	N/A	N/A	N/A	N/A	(832)	(368)
Total Core Portfolio	173	15,627	89.3%	90.4%	$412,108	100.0%	$67,923	$203,622

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $7.6 million as of 9/30/13.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/12.

(4)	Properties with first generation operational space less than 90% occupied at 9/30/13, as detailed on page 13.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/12.

(6)	Acquired properties that were not owned and fully operational by 1/1/12.

(7)	The carrying value of operating property assets held for sale at 9/30/13 totaled $133,984.

(8)	Properties serving as collateral for debt that are expected to be conveyed to the lenders in order to extinguish such debt.

(9)	Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

(10)
Office properties held for long-term investment not located near Strategic Tenant Locations that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

(11)	Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Corporate Office Properties Trust
Unstabilized Office Properties (1) - September 30, 2013

Property Grouping	Operational Square Feet	Occupancy %	Leased %
Same Office Properties (2)
3120 Fairview Park Drive	183,671	48.8%	48.8%
210 Research Blvd	79,573	38.6%	38.6%
Total Unstabilized Same Office Properties	263,244	45.7%	45.7%
Office Properties Placed in Service (3)
7770 Backlick Road	239,272	47.2%	48.4%
206 Research Blvd	128,119	0.0%	0.0%
Total Unstabilized Office Properties Placed in Service	367,391	30.8%	31.5%
Total Unstabilized Office Properties, Excluding Properties Held for Sale	630,635	37.0%	37.5%
Unstabilized Properties Held for Sale (2 Properties)	160,842	51.1%	59.9%
751 Arbor Way (Greater Philadelphia)	113,297	63.4%	63.4%
Total Unstabilized Office Properties	904,774	42.8%	44.7%

(1) Properties with first generation operational space less than 90% occupied at 9/30/13. Excludes our wholesale data center, DC-6.
(2) Properties owned and 100% operational since 1/1/12.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/12.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Real estate revenues
Baltimore/Washington Corridor	$57,226	$57,387	$56,436	$57,233	$55,799	$171,049	$167,726
Northern Virginia	23,062	22,988	22,942	21,600	20,363	68,992	57,974
San Antonio	7,898	8,364	7,757	8,455	8,125	24,019	23,563
Washington, DC - Capitol Riverfront	4,295	4,177	4,244	4,182	4,389	12,716	12,515
St. Mary’s and King George Counties	4,270	4,093	3,992	3,956	4,085	12,355	12,436
Greater Baltimore	10,703	10,824	10,719	10,662	11,918	32,246	41,954
Suburban Maryland	2,332	2,253	2,224	2,336	2,371	6,809	12,680
Colorado Springs	6,622	6,519	6,733	6,309	6,278	19,874	18,880
Greater Philadelphia	3,258	2,784	2,487	2,527	2,541	8,529	7,171
Other	3,819	3,869	3,190	3,317	3,589	10,878	10,977
Wholesale Data Center	1,076	2,017	1,353	1,987	1,806	4,446	4,660
Real estate revenues	$124,561	$125,275	$122,077	$122,564	$121,264	$371,913	$370,536

NOI
Baltimore/Washington Corridor	$38,446	$38,403	$37,170	$36,615	$37,265	$114,019	$111,049
Northern Virginia	15,063	14,784	15,125	13,767	13,248	44,972	36,704
San Antonio	3,837	3,886	3,869	3,954	3,853	11,592	11,565
Washington, DC - Capitol Riverfront	2,349	2,303	2,295	2,112	2,465	6,947	7,030
St. Mary’s and King George Counties	2,971	2,870	2,799	2,735	2,844	8,640	8,912
Greater Baltimore	6,560	6,727	6,551	6,656	7,379	19,838	26,043
Suburban Maryland	1,470	1,509	1,437	1,398	1,330	4,416	7,323
Colorado Springs	4,251	4,324	4,285	3,780	3,846	12,860	12,126
Greater Philadelphia	2,334	2,064	1,649	1,816	1,878	6,047	5,320
Other	3,165	3,252	2,794	2,739	2,903	9,211	8,889
Wholesale Data Center	(770)	499	37	550	554	(234)	1,282
NOI from real estate operations	$79,676	$80,621	$78,011	$76,122	$77,565	$238,308	$236,243

Cash NOI
Baltimore/Washington Corridor	$37,424	$37,881	$36,258	$36,179	$36,312	$111,563	$107,976
Northern Virginia	15,620	14,937	14,828	12,433	13,468	45,385	37,419
San Antonio	3,534	3,532	3,423	3,620	3,427	10,489	10,294
Washington, DC - Capitol Riverfront	2,459	2,405	2,378	2,183	2,523	7,242	7,145
St. Mary’s and King George Counties	2,993	2,891	2,771	2,765	2,928	8,655	8,998
Greater Baltimore	6,671	6,783	6,565	6,655	7,143	20,019	25,532
Suburban Maryland	1,185	1,363	1,268	1,183	1,094	3,816	6,755
Colorado Springs	4,033	3,990	3,904	3,447	3,716	11,927	11,852
Greater Philadelphia	1,746	1,879	1,654	1,729	1,678	5,279	4,065
Other	3,247	3,292	2,664	2,626	2,789	9,203	9,464
Wholesale Data Center	168	34	(1,406)	53	78	(1,204)	607
Cash NOI from real estate operations	$79,080	$78,987	$74,307	$72,873	$75,156	$232,374	$230,107
Add: Straight line rent adjustments	894	1,874	3,941	3,530	2,720	6,709	6,958
Add: Amortization of deferred market rental revenue	29	87	82	90	60	198	273
Less: Amortization of above-market cost arrangements	(327)	(327)	(319)	(371)	(371)	(973)	(1,095)
NOI from real estate operations	$79,676	$80,621	$78,011	$76,122	$77,565	$238,308	$236,243

* Includes continuing and discontinued operations.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended					Nine Months Ended
			9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Baltimore Washington Corridor	85	7,553,168	91.4%	92.3%	91.7%	90.6%	89.4%	91.8%	88.9%
Northern Virginia	15	2,271,204	89.0%	87.4%	87.3%	86.1%	85.2%	87.9%	85.4%
San Antonio	8	912,508	96.6%	96.6%	96.4%	96.5%	96.5%	96.5%	96.9%
Washington, DC - Capitol Riverfront	2	360,326	90.9%	88.1%	88.1%	89.0%	89.0%	89.0%	88.7%
St. Mary’s and King George Counties	19	903,916	90.6%	87.5%	86.4%	85.5%	85.5%	88.2%	87.1%
Greater Baltimore	31	1,924,515	84.5%	84.7%	84.1%	83.8%	85.9%	84.4%	85.7%
Suburban Maryland	2	242,070	96.9%	96.9%	94.9%	94.9%	94.1%	96.2%	92.2%
Other	3	432,891	94.6%	94.6%	94.6%	96.4%	100.0%	94.6%	100.0%
Total Office	165	14,600,598	90.6%	90.6%	90.0%	89.3%	88.8%	90.4%	88.7%
Total Same Office Properties occupancy as of period end			90.3%	90.8%	90.3%	89.5%	89.0%	90.3%	89.0%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Office Properties:
Baltimore/Washington Corridor	$51,909	$53,028	$51,779	$52,518	$50,938	$156,716	$150,951
Northern Virginia	15,205	14,974	14,794	14,740	14,657	44,973	43,751
San Antonio	7,898	8,364	7,757	8,455	8,125	24,019	23,569
Washington, DC - Capitol Riverfront	4,296	4,176	4,244	4,182	4,389	12,716	12,515
St. Mary’s and King George Counties	4,269	4,094	3,992	3,956	4,084	12,355	12,436
Greater Baltimore	10,698	10,821	10,656	10,640	10,942	32,175	32,518
Suburban Maryland	2,154	2,086	2,090	2,132	2,105	6,330	6,225
Other	3,168	3,205	3,121	3,276	3,474	9,494	10,285
Real estate revenues	$99,597	$100,748	$98,433	$99,899	$98,714	$298,778	$292,250

Same Office Property NOI by Region (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Office Properties:
Baltimore/Washington Corridor	$34,902	$35,806	$34,298	$33,600	$33,983	$105,006	$100,254
Northern Virginia	9,835	9,459	9,528	9,498	9,625	28,822	28,348
San Antonio	3,837	3,886	3,869	3,954	3,853	11,592	11,619
Washington, DC - Capitol Riverfront	2,349	2,303	2,295	2,112	2,464	6,947	7,029
St. Mary’s and King George Counties	2,971	2,870	2,799	2,735	2,844	8,640	8,911
Greater Baltimore	6,640	6,805	6,631	6,683	6,807	20,076	20,505
Suburban Maryland	1,331	1,340	1,361	1,296	1,315	4,032	3,992
Other	2,736	2,737	2,736	2,798	3,077	8,209	9,104
Same office property NOI	64,601	65,206	63,517	62,676	63,968	193,324	189,762
Add (less): Straight line rent adjustments	(1,029)	(717)	(1,403)	(1,417)	(1,584)	(3,149)	(4,992)
Less: Amortization of deferred market rental revenue	22	(35)	(30)	(39)	(17)	(43)	(95)
Add: Amortization of above-market cost arrangements	320	319	319	371	371	958	1,095
Same office property cash NOI	63,914	64,773	62,403	61,591	62,738	191,090	185,770
Less: Lease termination fees, gross	(306)	(750)	(224)	(524)	(636)	(1,280)	(1,507)
Same office property cash NOI, excluding gross lease termination fees	$63,608	$64,023	$62,179	$61,067	$62,102	$189,810	$184,263
Percentage change in same office property cash NOI (1)	1.9%					2.9%
Percentage change in same office property cash NOI, excluding gross lease termination fees (1)	2.4%					3.0%
 Note:  Same office properties represent buildings owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.
(1) Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Office Leasing (1)
Quarter Ended September 30, 2013

	Baltimore/ Washington Corridor	Northern Virginia	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	231,533	163,192	4,563	3,832	86,020	14,782	10,884	—	514,806
Expiring Square Feet	411,197	163,192	4,563	7,771	102,939	14,782	12,824	—	717,268
Vacated Square Feet	179,664	—	—	3,939	16,919	—	1,940	—	202,462
Retention Rate (% based upon square feet)	56.31%	100.00%	100.00%	49.31%	83.56%	100.00%	84.87%	0.00%	71.77%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$1.47	$2.96	$2.70	$0.74	$14.03	$5.88	$2.89	$—	$4.20
Weighted Average Lease Term in Years	1.4	2.0	1.2	1.0	5.0	5.0	3.0	—	2.3
GAAP Rent Per Square Foot
Renewal GAAP Rent	$38.87	$34.24	$46.44	$24.67	$27.37	$39.17	$27.57	$—	$35.21
Expiring GAAP Rent	$36.92	$32.92	$45.32	$23.95	$27.34	$34.08	$27.23	$—	$33.74
Change in GAAP Rent	5.29%	3.99%	2.47%	3.01%	0.13%	14.95%	1.27%	0.00%	4.35%
Cash Rent Per Square Foot
Renewal Cash Rent	$38.76	$33.77	$46.44	$24.67	$25.54	$37.04	$27.61	$—	$34.65
Expiring Cash Rent	$38.75	$34.14	$45.32	$23.95	$30.26	$37.89	$28.80	$—	$35.58
Change in Cash Rent	0.02%	(1.10)%	2.47%	3.01%	(15.57)%	(2.23)%	(4.14)%	0.00%	(2.63)%

New Leases
Development and Redevelopment Space
Leased Square Feet	125,160	—	—	—	—	—	1,394	7,189	133,743
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$71.31	$—	$—	$—	$—	$—	$15.00	$59.88	$70.11
Weighted Average Lease Term in Years	10.0	—	—	—	—	—	7.3	6.6	9.8
GAAP Rent Per Square Foot	$28.75	$—	$—	$—	$—	$—	$23.63	$22.69	$28.37
Cash Rent Per Square Foot	$29.31	$—	$—	$—	$—	$—	$22.73	$23.00	$28.91

Other New Leases (2)
Leased Square Feet	137,426	44,203	—	—	53,346	—	14,163	—	249,138
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$29.51	$47.13	$—	$—	$39.99	$—	$73.79	$—	$37.40
Weighted Average Lease Term in Years	6.6	5.9	—	—	6.8	—	5.0	—	6.4
GAAP Rent Per Square Foot	$24.79	$26.35	$—	$—	$24.96	$—	$29.30	$—	$25.36
Cash Rent Per Square Foot	$22.49	$26.47	$—	$—	$22.52	$—	$29.30	$—	$23.59

Total Square Feet Leased	494,119	207,395	4,563	3,832	139,366	14,782	26,441	7,189	897,687
(1) This presentation reflects consolidated properties.
(2) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio or Huntsville regions.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Office Leasing (1)
Nine Months Ended September 30, 2013

	Baltimore/ Washington Corridor	Northern Virginia	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Huntsville	Total Office
Renewed Space
Leased Square Feet	925,341	186,147	7,912	100,806	118,884	56,282	39,962	—	—	1,435,334
Expiring Square Feet	1,354,855	247,020	11,124	123,262	144,756	56,282	156,548	—	—	2,093,847
Vacated Square Feet	429,514	60,873	3,212	22,456	25,872	—	116,586	—	—	658,513
Retention Rate (% based upon square feet)	68.30%	75.36%	71.13%	81.78%	82.13%	100.00%	25.53%	0.00%	0.00%	68.55%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$6.87	$4.87	$5.12	$3.87	$10.54	$1.54	$18.07	$—	$—	$6.80
Weighted Average Lease Term in Years	3.6	3.0	3.6	1.6	3.9	6.5	4.3	—	—	3.5
GAAP Rent Per Square Foot
Renewal GAAP Rent	$32.13	$33.40	$44.89	$23.84	$25.56	$30.57	$24.70	$—	$—	$30.97
Expiring GAAP Rent	$30.31	$32.58	$43.65	$23.21	$25.37	$30.95	$23.53	$—	$—	$29.61
Change in GAAP Rent	6.01%	2.50%	2.85%	2.73%	0.75%	(1.24)%	4.97%	0.00%	0.00%	4.61%
Cash Rent Per Square Foot
Renewal Cash Rent	$31.37	$32.72	$43.82	$23.71	$24.24	$28.90	$24.02	$—	$—	$30.18
Expiring Cash Rent	$31.96	$33.75	$45.09	$23.84	$27.53	$34.29	$24.68	$—	$—	$31.22
Change in Cash Rent	(1.86)%	(3.06)%	(2.82)%	(0.53)%	(11.95)%	(15.72)%	(2.68)%	0.00%	0.00%	(3.32)%

New Leases
Development and Redevelopment Space
Leased Square Feet (2)	227,793	405,461	—	—	—	4,853	29,716	25,516	6,029	699,368
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$68.86	$18.51	$—	$—	$—	$53.05	$56.39	$66.33	$45.63	$38.74
Weighted Average Lease Term in Years	9.5	9.9	—	—	—	5.0	6.5	7.2	5.0	9.5
GAAP Rent Per Square Foot	$33.43	$22.09	$—	$—	$—	$30.26	$29.17	$23.34	$18.75	$26.16
Cash Rent Per Square Foot	$31.89	$21.62	$—	$—	$—	$28.50	$24.49	$23.10	$17.75	$25.16

Other New Leases (3)
Leased Square Feet	271,074	96,156	—	39,267	70,554	—	99,960	—	—	577,011
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$35.85	$38.88	$—	$6.51	$33.61	$—	$21.71	$—	$—	$31.64
Weighted Average Lease Term in Years	7.0	6.9	—	3.3	6.0	—	4.5	—	—	6.2
GAAP Rent Per Square Foot	$23.97	$27.20	$—	$11.49	$23.62	$—	$15.82	$—	$—	$22.20
Cash Rent Per Square Foot	$22.31	$25.58	$—	$11.84	$21.67	$—	$17.41	$—	$—	$21.21

Total Square Feet Leased	1,424,208	687,764	7,912	140,073	189,438	61,135	169,638	25,516	6,029	2,711,713
(1) This presentation reflects consolidated properties.
(2) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Lease Expiration Analysis as of 9/30/13 (1)

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Office Properties

Baltimore/Washington Corridor	21	580,528	$19,901	4.8%	34.28	11	552,506	$19,138	6.2%	$34.64
Northern Virginia	5	52,377	722	0.2%	13.78	2	25,525	391	0.1%	15.32
Washington, DC-Capitol Riverfront	2	108,383	4,809	1.2%	44.37	2	108,383	4,809	1.6%	44.37
St. Mary’s and King George Cos.	4	57,422	1,412	0.3%	24.59	4	57,422	1,412	0.5%	24.59
Greater Baltimore	8	24,401	398	0.1%	16.31	—	—	—	0.0%	—
2013	40	823,111	27,242	6.6%	33.10	19	743,836	25,750	8.3%	34.62
Baltimore/Washington Corridor	31	744,033	25,124	6.1%	33.77	15	653,588	22,707	7.3%	34.74
Northern Virginia	9	322,922	10,662	2.6%	33.02	7	262,201	8,465	2.7%	32.28
Washington, DC-Capitol Riverfront	7	71,364	3,339	0.8%	46.79	7	71,364	3,339	1.1%	46.79
St. Mary’s and King George Cos.	21	276,157	4,919	1.2%	17.81	21	276,157	4,919	1.6%	17.81
Greater Baltimore	28	168,016	3,077	0.7%	18.31	—	—	—	0.0%	—
Suburban Maryland	2	19,261	668	0.2%	34.68	2	19,261	668	0.2%	34.68
Other	1	113,692	3,050	0.7%	26.83	1	113,692	3,050	1.0%	26.83
2014	99	1,715,445	50,839	12.3%	29.64	53	1,396,263	43,148	13.9%	30.90
Baltimore/Washington Corridor	44	1,070,840	32,124	7.8%	30.00	21	831,792	25,782	8.3%	31.00
Northern Virginia	7	517,343	17,544	4.3%	33.91	4	502,315	16,969	5.5%	33.78
Washington, DC-Capitol Riverfront	5	36,655	1,776	0.4%	48.45	5	36,655	1,776	0.6%	48.45
St. Mary’s and King George Cos.	17	252,840	5,235	1.3%	20.70	17	252,840	5,235	1.7%	20.70
Greater Baltimore	15	115,668	3,113	0.8%	26.91	5	49,231	1,534	0.5%	31.16
2015	88	1,993,346	59,792	14.5%	30.00	52	1,672,833	51,296	16.6%	30.66
Baltimore/Washington Corridor	35	888,000	24,271	5.9%	27.33	18	578,603	16,758	5.4%	28.96
Northern Virginia	16	338,493	9,832	2.4%	29.05	9	294,250	8,297	2.7%	28.20
Washington, DC-Capitol Riverfront	3	37,493	1,775	0.4%	47.34	3	37,493	1,775	0.6%	47.34
St. Mary’s and King George Cos.	10	109,130	1,938	0.5%	17.76	10	109,130	1,938	0.6%	17.76
Greater Baltimore	20	240,919	6,639	1.6%	27.56	—	—	—	0.0%	—
2016	84	1,614,035	44,455	10.8%	27.54	40	1,019,476	28,768	9.3%	28.22

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	41	1,201,149	34,505	8.4%	28.73	23	846,115	25,670	8.3%	30.34
Northern Virginia	12	299,091	9,427	2.3%	31.52	2	200,356	6,110	2.0%	30.50
St. Mary’s and King George Cos.	1	4,788	125	—%	26.11	1	4,788	125	0.0%	26.11
Greater Baltimore	19	243,504	4,962	1.2%	20.38	2	3,174	84	0.0%	26.47
Suburban Maryland	1	9,155	264	0.1%	28.84	1	9,155	264	0.1%	28.84
2017	74	1,757,687	49,283	12.0%	28.04	29	1,063,588	32,253	10.4%	30.32
Thereafter	189	6,044,354	180,500	43.8%	29.86	106	4,105,723	128,249	41.4%	31.24
Core/Strategic Tenant Niche Total/Avg.	574	13,947,978	$412,108	100.0%	$29.55	299	10,001,719	$309,464	100.0%	$30.94

Properties Not Held For Long Term Investment
Baltimore/Washington Corridor	29	470,435	11,354	16.7%	24.14
Northern Virginia	17	607,579	17,696	25.9%	29.13
Suburban Maryland	6	50,794	677	1.0%	13.33
Colorado Springs	73	1,300,326	25,930	38.0%	19.94
Greater Philadelphia	16	618,740	12,538	18.4%	20.26
Properties Not Held For Long Term Investment Total/Avg.	141	3,047,874	$68,195	100.0%	$22.37
Total Portfolio	715	16,995,852	$480,303		$28.26

Note:  As of September 30, 2013, the weighted average lease term is 4.4 years for the Core Office Properties, 4.2 years for the Strategic Tenant Niche Properties and 4.3 for the total portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage (000's)	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2018	2	1	0.21	$445
2019	1	6	1.00	2,141
2020	1	11	2.00	4,430
2022	1	6	0.45	616
			3.66	$7,631

(1)
This presentation reflects consolidated properties.  This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of September 30, 2013 of 227,0221 for the portfolio, including 39,721 for the Strategic Tenant Niche Properties.

(2)
Many of our government leases are subject to certain early termination provisions which are customary to government leases.  The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2013 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 9/30/13
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States of America	(3)	67	3,525,167	20.7%	$117,298	24.4%	5.0
Northrop Grumman Corporation		11	1,067,709	6.3%	29,444	6.1%	5.2
Booz Allen Hamilton, Inc.		10	802,916	4.7%	26,302	5.5%	2.6
Computer Sciences Corporation		7	692,729	4.1%	22,270	4.6%	0.8
General Dynamics Corporation		9	547,870	3.2%	18,704	3.9%	4.0
The Boeing Company		6	317,168	1.9%	9,197	1.9%	2.9
The MITRE Corporation		5	290,288	1.7%	9,074	1.9%	4.4
CareFirst, Inc.		3	270,918	1.6%	8,792	1.8%	7.3
The Aerospace Corporation		3	254,869	1.5%	8,177	1.7%	1.4
Wells Fargo & Company		4	202,674	1.2%	8,090	1.7%	4.9
ITT Exelis		6	299,129	1.8%	7,536	1.6%	2.6
Kratos Defense and Security Solutions		5	253,634	1.5%	7,179	1.5%	6.3
AT&T Corporation		4	317,570	1.9%	5,916	1.2%	5.6
L-3 Communications Holdings, Inc		2	166,568	1.0%	5,783	1.2%	1.0
Raytheon Company		7	162,919	1.0%	5,155	1.1%	1.9
Science Applications International Corp.		4	133,577	0.8%	4,364	0.9%	5.9
Lockheed Martin Corporation		6	135,978	0.8%	3,913	0.8%	4.1
The Johns Hopkins Institutions		5	140,974	0.8%	3,789	0.8%	4.9
KEYW Corporation		2	144,443	0.8%	3,723	0.8%	7.7
Unisys Corporation		1	156,891	0.9%	3,697	0.8%	6.7
Subtotal Top 20 Office Tenants		167	9,883,991	58.2%	308,403	64.2%	4.2
All remaining tenants		548	7,111,861	41.8%	171,900	35.8%	4.3
Total/Weighted Average		715	16,995,852	100.0%	$480,303	100.0%	4.3

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2013, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Dispositions

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)

Nine Months Ended 9/30/13
Operating Properties
920 Elkridge Landing Road	Baltimore/Washington Corridor	Airport Square	1	103,000	6/25/13	0.0%	$6,900
Land			N/A	N/A	4/4/13	N/A	3,500
Total			1	103,000			$10,400

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land and Pre-Construction as of 9/30/13
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center	Land and Pre-Construction (3)	Total
Segment	Rentable Square Feet
Baltimore/Washington Corridor	264,216	52,000	N/A	3,955,000	4,271,216
Northern Virginia	708,068	—	N/A	2,435,000	3,143,068
San Antonio	—	—	N/A	1,193,000	1,193,000
Huntsville, Alabama	303,923	—	N/A	4,173,000	4,476,923
St. Mary’s and King George Counties	—	—	N/A	109,000	109,000
Greater Baltimore	—	—	N/A	2,830,000	2,830,000
Suburban Maryland	—	—	N/A	1,525,000	1,525,000
Colorado Springs	—	—	N/A	2,570,000	2,570,000
Greater Philadelphia	—	183,416	N/A	604,000	787,416
Other	—	—	N/A	967,000	967,000
Total	1,276,207	235,416	N/A	20,361,000	21,872,623
	Costs to date by region
Baltimore/Washington Corridor	$49,713	$3,769	$—	$101,075	$154,557
Northern Virginia	52,039	—	—	98,602	150,641
San Antonio	—	—	—	23,967	23,967
Huntsville, Alabama	32,629	—	—	13,715	46,344
St. Mary’s and King George Counties	—	—	—	2,587	2,587
Greater Baltimore	—	—	—	78,267	78,267
Suburban Maryland	—	—	—	13,459	13,459
Colorado Springs	—	—	—	24,906	24,906
Greater Philadelphia	—	26,754	—	12,824	39,578
Wholesale Data Center	—	—	214,487	—	214,487
Other	—	—	—	6,436	6,436
Total	$134,381	$30,523	$214,487	$375,838	$755,229

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(4,100)	(22,187)	(172,480)	(23,322)	(222,089)
Assets held for sale	—	—	—	(466)	(466)
Deferred leasing costs	(3,778)	(2,060)	(669)	—	(6,507)
Projects in development or held for future development, including associated land costs (4)	$126,503	$6,276	$41,338	$352,050	$526,167
(1) Represents construction projects as listed on page 24.
(2) Represents redevelopment projects as listed on page 25.
(3) Represents our land held for future development and pre-construction as listed on page 26.
(4) Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land held for future development and pre-construction costs.”

Corporate Office Properties Trust
Summary of Construction Projects as of 9/30/13 (1)
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet (4)	Percentage Leased as of	as of 9/30/13 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			9/30/2013
312 Sentinel Way Annapolis Junction, Maryland	National Business Park	125,160	100%	$36,523	$25,210	$4,100	3Q 13	3Q 14
420 National Business Parkway Jessup, Maryland	National Business Park	139,056	27%	34,716	24,503	—	2Q 13	2Q 14
Ashburn Crossing - DC-8 Ashburn, Virginia	Ashburn	200,000	100%	25,340	19,560	—	4Q 13	4Q 13
Ashburn Crossing - DC-9 Ashburn, Virginia	Ashburn	115,000	100%	12,769	7,016	—	2Q 15	2Q 15
15395 John Marshall Hwy Haymarket, Virginia	Other	233,768	100%	26,000	18,016	—	1Q 14	1Q 14
NOVA Office A Northern Virginia	Other	159,300	100%	44,560	7,447	—	4Q 14	1Q 15
1100 Redstone Gateway Huntsville, Alabama	Huntsville	121,111	100%	21,549	12,203	—	1Q 14	1Q 14
1200 Redstone Gateway Huntsville, Alabama	Huntsville	121,088	100%	24,224	15,491	—	4Q 13	4Q 13
7200 Redstone Gateway Huntsville, Alabama	Huntsville	61,724	10%	8,357	4,935	—	4Q 12	4Q 13
Total Under Construction		1,276,207	88%	$234,038	$134,381	$4,100

(1)	Includes properties under active construction and properties that we were contractually committed to construct.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4) No square feet were partially operational in these projects as of 9/30/13.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 9/30/13
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 9/30/13 (1)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				9/30/2013

721 Arbor Way (Hillcrest II) Blue Bell, Pennsylvania	(3)	Greater Philadelphia	183,416	65%	$32,597	$26,754	$20,501	2Q 13	2Q 14
6708 Alexander Bell Drive Columbia, Maryland		Howard Co. Perimeter	52,000	0%	11,621	3,769	3,769	4Q 14	4Q 15
Total Under Redevelopment			235,416	51%	$44,218	$30,523	$24,270

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) Although classified as “Redevelopment,” 111,862 square feet are operational; this partially operational property had NOI of $492,000 and cash NOI of ($117,000) for the three months ended 9/30/13
.

Corporate Office Properties Trust
Summary of Land and Pre-Construction as of 9/30/13 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date as of 9/30/13 (4)
Strategic Land
Baltimore/Washington Corridor
National Business Park	200	2,166
Columbia Gateway	22	560
Airport Square	5	84
Arundel Preserve (2)	89	1,080
Subtotal	316	3,890
Northern Virginia	103	2,435
San Antonio, Texas	78	1,193
Huntsville, Alabama	440	4,173
St. Mary’s & King George Counties	44	109
Greater Baltimore	49	1,478
Suburban Maryland	49	525
Total strategic land held and pre-construction	1,079	13,803	$257,605

Non-Strategic Land
Baltimore/Washington Corridor	7	65
Greater Baltimore	128	1,352
Suburban Maryland	107	1,000
Colorado Springs, Colorado	175	2,570
Greater Philadelphia, Pennsylvania	8	604
Other (3)	217	967
Total non-strategic land held	642	6,558	94,445

Total land held and pre-construction	1,721	20,361	$352,050

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us.

(2)	This land includes approximately 56 acres under contract to be purchased.

(3)	This land is being put back to the jurisdictional county per a development agreement described under “Consolidated Joint Ventures.”

(4)	Represents total costs to date included in “projects in development or held for future development,” as reported on page 23 (in thousands).

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of September 30, 2013:
Insiders	656	3,121	—	3,777	4.11%
Non-insiders	86,725	857	610	88,192	95.89%
Total	87,381	3,978	610	91,969	100.00%

COMMON EQUITY - End of Quarter	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Unrestricted Common Shares	86,998	85,461	85,369	80,518	71,730
Restricted Common Shares	383	384	389	435	428
Common Shares	87,381	85,845	85,758	80,953	72,158
Common Units	3,978	3,789	3,819	4,068	4,207
Total	91,359	89,634	89,577	85,021	76,365
End of Quarter Common Share Price	$23.10	$25.50	$26.68	$24.98	$23.97
Market Value of Common Shares/Units	$2,110,393	$2,285,667	$2,389,914	$2,123,825	$1,830,469
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series H Shares - 7.5%	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares - 7.625% (1)	—	—	84,750	84,750	84,750
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	172,500	172,500	172,500
Total Nonconvertible Preferred Equity	222,500	222,500	307,250	307,250	307,250
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (2)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (3)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$257,883	$257,883	$342,633	$342,633	$342,633
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$257,883	$257,883	$342,633	$342,633	$342,633
Market Value of Common Shares/Units	2,110,393	2,285,667	2,389,914	2,123,825	1,830,469
Total Equity Market Capitalization	$2,368,276	$2,543,550	$2,732,547	$2,466,458	$2,173,102
(1) These shares were redeemed on April 22, 2013.
(2) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(3) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of September 30, 2013
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Average Stated Interest Rates for Three Months Ended 9/30/13

Debt Outstanding
Fixed rate
Secured debt	5.98%	5.87%	2.8	(1)	$882,311	6.1%
Senior Unsecured Notes	4.28%	4.44%	9.9		592,543	3.8%
Exchangeable Senior Notes	4.25%	6.05%	1.6		560	4.3%
Other Unsecured Debt	0.00%	6.50%	12.6		1,723	—%
Total fixed rate debt	5.28%	5.30%	5.7		$1,477,137	5.3%
Variable rate
Secured debt	2.43%	2.43%	2.1		$37,894	2.5%
Unsecured Revolving Credit Facility	1.45%	1.45%	3.8	$800,000	—	1.6%
Construction Loans	N/A	N/A	N/A	N/A	—	—%
Other Unsecured Debt	1.80%	1.80%	3.3		620,000	1.9%
Total variable rate debt	1.84%	1.84%	3.2		$657,894	2.4%	(2)(3)
Total consolidated debt outstanding	4.23%	4.23%	4.9		$2,135,031	4.2%	(2)(3)

Variable Rate Loans Subject to Interest Rate Swaps (2)					$437,894	0.6%

% of Fixed Rate Loans (2)					89.7%
% of Variable Rate Loans (2)					10.3%
					100.0%

Recourse debt					$1,261,324
Nonrecourse debt					873,707
Total consolidated debt outstanding					$2,135,031

(1) Includes $2.7 million balance on construction loans with maximum available borrowings of $26.2 million.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(3) Includes facility commitment and unused borrowing capacity fees incurred for our Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	September 30, 2013
Secured debt	$920,205
Unsecured debt	1,214,826	0.386
Total consolidated debt outstanding	$2,135,031

Unencumbered adjusted book	$3,391,371
Encumbered adjusted book	1,190,214
Total adjusted book	$4,581,585

# of Operating Office Properties
Unencumbered	152
Encumbered	58
Total	210

Square Feet of Office Properties (in thousands)
Unencumbered	13,329
Encumbered	5,875
Total	19,204

	Three Months Ended 9/30/13
Unencumbered NOI from real estate operations	$51,713
Encumbered NOI from real estate operations	27,963
Total NOI from real estate operations	$79,676

Unencumbered adjusted EBITDA	$44,765
Encumbered adjusted EBITDA	27,735
Total adjusted EBITDA	$72,500

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 9/30/13		Nine Months Ended 9/30/13
Adjusted EBITDA debt service coverage ratio	3.2x		3.2x
Adjusted EBITDA fixed charge coverage ratio	2.9x		2.8x
Debt to Adjusted EBITDA ratio	7.4x		7.3x

	As of and for Three Months Ended 9/30/13
Unsecured Senior Notes Covenants	Actual		Required
Total Debt / Total Assets	46.5%		Less than 60%
Secured Debt / Total Assets	18.8%		Less than 40%
Debt Service Coverage	2.9x		Greater than 1.5x
Unencumbered Assets / Unsecured Debt	265.0%		Greater than 150%

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2013	2014	2015	2016	2017	2018	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (1)(2)	LIBOR + 1.30%	1.45%	$—	$—	$—	$—	$—	$—	$—	$—
Senior Unsecured Notes
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	—	250,000	250,000
Total Senior Unsecured Notes			$—	$—	$—	$—	$—	$—	$600,000	$600,000

Exchangeable Senior Notes	4.25%	6.05%	$—	$—	$575	$—	$—	$—	$—	$575
Other Unsecured Debt
2015 maturities (2)	LIBOR + 1.50%	1.69%	$—	$—	$250,000	$—	$—	$—	$—	$250,000
2017 maturities (3)	LIBOR + 1.50%	1.69%	—	—	—	—	250,000	—	—	250,000
2019 maturities	LIBOR + 2.10%	2.28%	—	—	—	—	—	—	120,000	120,000
2026 maturities	—%	—%	50	200	200	200	200	200	1,461	2,511
Total Other Unsecured Debt			$50	$200	$250,200	$200	$250,200	$200	$121,461	$622,511

Total Unsecured Debt			$50	$200	$250,775	$200	$250,200	$200	$721,461	$1,223,086
Fixed Rate Secured Debt
2014 maturities	6.41%	5.79%	$867	$153,001	$—	$—	$—	$—	$—	$153,868
2015 maturities	5.60%	5.53%	—	—	103,000	—	—	—	—	103,000
2016 maturities	6.57%	6.19%	918	3,842	4,128	277,886	—	—	—	286,774
2017 maturities	5.54%	5.66%	43	179	189	200	300,802	—	—	301,413
Thereafter	4.17%	4.24%	230	949	1,000	1,053	1,113	1,174	31,257	36,776
Total Fixed Rate Secured Debt			2,058	157,971	108,317	279,139	301,915	1,174	31,257	881,831
Variable Rate Secured Debt	LIBOR + 2.25%	2.43%	203	814	36,877	—	—	—	—	37,894
Total Secured Debt			$2,261	$158,785	$145,194	$279,139	$301,915	$1,174	$31,257	$919,725

Total Debt			$2,311	$158,985	$395,969	$279,339	$552,115	$1,374	$752,718	$2,142,811

Fixed Rate Debt	5.29%	5.30%	$2,108	$158,171	$109,092	$279,339	$302,115	$1,374	$632,718	$1,484,917
Variable Rate Debt	1.84%	1.84%	203	814	286,877	—	250,000	—	120,000	657,894
Total Debt			$2,311	$158,985	$395,969	$279,339	$552,115	$1,374	$752,718	$2,142,811

Balloon Payments			$—	$151,681	$389,751	$274,605	$550,610	$—	$746,864	$2,113,511
Scheduled Principal Amortization			2,311	7,304	6,218	4,734	1,505	1,374	5,854	29,300
Total Debt			$2,311	$158,985	$395,969	$279,339	$552,115	$1,374	$752,718	$2,142,811
								Net discount		(7,780)
								Consolidated debt		$2,135,031
(1) Matures in July 2017, and may be extended by one-year at our option, subject to certain conditions.
(2) May be extended by two one-year periods at our option, subject to certain conditions.
(3) May be extended by one-year at our option, subject to certain conditions.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 9/30/13
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy	Total Assets (1)	Property Level Debt	% COPT Owned
Suburban Maryland:
MOR Forbes 2 LLC	56	90.9%	$4,132	$—	50%
M Square Associates, LLC (2 properties)	242	96.9%	55,656	37,894	50%
Hunstville, AL:
LW Redstone Company, LLC (1 property)	121	100.0%	24,016	12,030	85%
Total/Average	419	97.0%	$83,804	$49,924
NOI of Operating Properties for Three Months Ended 9/30/13 (2)	$1,896
NOI of Operating Properties for Nine Months Ended 9/30/13 (2)	$5,375

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Property Level Debt	% COPT Owned
Suburban Maryland:
Indian Head Technology Center
Business Park (3)	967	$6,447	$—	75%
M Square Research Park	525	5,223	—	50%
Huntsville, Alabama:
Redstone Gateway	4,477	90,125	2,669	85%
Total	5,969	$101,795	$2,669

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)
During 2012, the joint venture exercised its option under its development agreement with the project's jurisdictional county to require the county to repurchase the joint venture’s land at its original acquisition cost. Under the terms of the agreement with the county, the repurchase must occur by August 2014.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Net (loss) income	$(2,000)	$(4,405)	$15,277	$19,010	$(20,765)	$8,872	$1,331
Interest expense on continuing and discontinued operations	21,310	23,369	22,371	22,782	23,366	67,050	74,016
Income tax expense	24	21	16	54	106	61	327
Depreciation of furniture, fixtures and equipment (FF&E)	502	527	530	610	624	1,559	1,871
Real estate-related depreciation and amortization	29,210	28,935	28,252	28,560	30,624	86,397	93,377
Impairment losses	22,074	7,195	1,857	2,140	55,829	31,126	64,770
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	374	21,470	5,184	6	(970)	27,028	(799)
Gain on sales of operating properties	—	—	—	8	(16,913)	—	(20,936)
Non-operational property sales	—	(329)	(2,354)	—	—	(2,683)	(33)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	1,006	(961)	(60)	(2,992)	(81)	(15)	(597)
Operating property acquisition costs	—	—	—	—	222	—	229
Adjusted EBITDA	$72,500	$75,822	$71,073	$70,178	$72,042	$219,395	$213,556
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	8,027	6,583	7,821	7,103	6,378	22,431	24,800
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs	1,383	1,327	1,359	1,205	1,410	4,069	4,301
Depreciation of FF&E	(502)	(527)	(530)	(610)	(624)	(1,559)	(1,871)
Income from construction contracts and other service operations	(685)	(1,413)	(785)	(750)	(873)	(2,883)	(2,510)
Interest and other income, excluding net loss/gain on investments in unconsolidated entities	(1,003)	(1,045)	(886)	(1,028)	(1,014)	(2,934)	(2,555)
Equity in (income) loss of unconsolidated entities	(44)	(126)	(41)	24	246	(211)	522
NOI from real estate operations	$79,676	$80,621	$78,011	$76,122	$77,565	$238,308	$236,243

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Discontinued Operations
Revenues from real estate operations	$5,521	$5,546	$5,719	$5,585	$6,902	$16,786	$35,305
Property operating expenses	(1,403)	(1,246)	(1,547)	(1,605)	(2,225)	(4,196)	(12,191)
Depreciation and amortization	—	(69)	(89)	(92)	(2,020)	(158)	(8,744)
General, administrative and leasing expenses	—	—	(1)	—	(1)	(1)	(3)
Business development expenses and land carry costs	—	—	—	—	—	—	(24)
Interest	(68)	(67)	(64)	(67)	(127)	(199)	(2,107)
Gain on early extinguishment of debt	—	—	—	—	1,738	—	1,736
Impairment losses	(5,774)	(7,195)	(1,857)	(186)	(9,733)	(14,826)	(23,510)
(Loss) gain on sales of depreciated real estate properties	—	—	—	(8)	16,913	—	20,948
Discontinued operations	$(1,724)	$(3,031)	$2,161	$3,627	$11,447	$(2,594)	$11,410
GAAP revenues from real estate operations from continuing operations	$119,040	$119,729	$116,358	$116,979	$114,362	$355,127	$335,231
Revenues from discontinued operations	5,521	5,546	5,719	5,585	6,902	16,786	35,305
Real estate revenues	$124,561	$125,275	$122,077	$122,564	$121,264	$371,913	$370,536
GAAP property operating expenses from continuing operations	$43,482	$43,408	$42,519	$44,837	$41,474	$129,409	$122,102
Property operating expenses from discontinued operations	1,403	1,246	1,547	1,605	2,225	4,196	12,191
Real estate property operating expenses	$44,885	$44,654	$44,066	$46,442	$43,699	$133,605	$134,293
Gain on sales of real estate, net, per statements of operations	$—	$329	$2,354	$—	$—	$2,683	$21
(Loss) gain on sales of real estate from discontinued operations	—	—	—	(8)	16,913	—	20,948
Gain on sales of real estate from continuing and discontinued operations	—	329	2,354	(8)	16,913	2,683	20,969
Less: Gain on sales of non-operating properties	—	(329)	(2,354)	—	—	(2,683)	(33)
Loss (gain) on sales of operating properties	$—	$—	$—	$(8)	$16,913	$—	$20,936
Impairment losses, per statements of operations	$16,300	$—	$—	$1,954	$46,096	$16,300	$41,260
Impairment losses on discontinued operations	5,774	7,195	1,857	186	9,733	14,826	23,510
Total impairment losses	22,074	7,195	1,857	2,140	55,829	31,126	64,770
Less: Impairment losses on previously depreciated operating properties	(22,074)	(7,195)	(1,857)	(247)	(55,829)	(31,126)	(70,016)
Impairment losses (recoveries) on non-operating properties	—	—	—	1,893	—	—	(5,246)
Less: Income tax expense from impairments on non-operating properties	—	—	—	—	—	—	673
Impairment losses (recoveries) on non-operating properties, net of tax	$—	$—	$—	$1,893	$—	$—	$(4,573)

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Depreciation and amortization associated with real estate operations from continuing operations	$29,210	$28,866	$28,163	$28,468	$28,604	$86,239	$84,633
Depreciation and amortization from discontinued operations	—	69	89	92	2,020	158	8,744
Real estate-related depreciation and amortization	$29,210	$28,935	$28,252	$28,560	$30,624	$86,397	$93,377
Interest expense from continuing operations	$21,242	$23,302	$22,307	$22,715	$23,239	$66,851	$71,909
Interest expense from discontinued operations	68	67	64	67	127	199	2,107
Total interest expense	21,310	23,369	22,371	22,782	23,366	67,050	74,016
Less: Amortization of deferred financing costs	(1,321)	(1,443)	(1,528)	(1,547)	(1,527)	(4,292)	(4,696)
Less: Amortization of net debt discounts and premiums, net of amounts capitalized	121	(556)	(628)	(693)	(683)	(1,063)	(2,028)
Denominator for interest coverage	20,110	21,370	20,215	20,542	21,156	61,695	67,292
Scheduled principal amortization	2,226	2,491	2,512	2,590	2,791	7,229	9,094
Denominator for debt service coverage	22,336	23,861	22,727	23,132	23,947	68,924	76,386
Scheduled principal amortization	(2,226)	(2,491)	(2,512)	(2,590)	(2,791)	(7,229)	(9,094)
Preferred share dividends - redeemable non-convertible	4,490	4,885	6,106	6,106	6,546	15,481	14,738
Preferred unit distributions	165	165	165	165	165	495	495
Denominator for fixed charge coverage	$24,765	$26,420	$26,486	$26,813	$27,867	$77,671	$82,525
Preferred share dividends	$4,490	$4,885	$6,106	$6,106	$6,546	$15,481	$14,738
Preferred unit distributions	165	165	165	165	165	495	495
Common share dividends	24,022	23,604	23,594	22,255	19,837	71,220	59,465
Common unit distributions	1,094	1,042	1,050	1,119	1,157	3,186	3,498
Total dividends/distributions	$29,771	$29,696	$30,915	$29,645	$27,705	$90,382	$78,196
Common share dividends	$24,022	$23,604	$23,594	$22,255	$19,837	$71,220	$59,465
Common unit distributions	1,094	1,042	1,050	1,119	1,157	3,186	3,498
Dividends and distributions for payout ratios	$25,116	$24,646	$24,644	$23,374	$20,994	$74,406	$62,963
Total Assets	$3,755,588	$3,699,635	$3,685,099	$3,653,759	$3,597,656	$3,755,588	$3,597,656
Accumulated depreciation	612,369	597,783	576,299	555,975	565,724	612,369	565,724
Accumulated depreciation included in assets held for sale	8,845	12,201	12,201	12,201	12,669	8,845	12,669
Accumulated amort. of real estate intangibles and deferred leasing costs	195,559	189,330	184,097	181,834	174,466	195,559	174,466
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	9,224	9,216	9,208	9,199	9,191	9,224	9,191
Denominator for debt to adjusted book	$4,581,585	$4,508,165	$4,466,904	$4,412,968	$4,359,706	$4,581,585	$4,359,706

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted Book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income (loss) is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of Acquisition Intangibles Included in Net Operating Income
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of

Corporate Office Properties Trust
Definitions

geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Debt to Adjusted EBITDA ratio
Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Adjusted Book
Defined as the carrying value of our debt divided by Adjusted Book.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude operating property acquisition costs, gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax, gain or loss on early extinguishment of debt, loss on interest rate derivatives and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a

Corporate Office Properties Trust
Definitions

measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend Coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income (loss) computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Corporate Office Properties Trust
Definitions

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

Real Estate Operating Margin
Defined as real estate revenue divided by NOI from real estate operations.

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Same Office Property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Core Portfolio — Operating properties held for long-term investment.

Demand Driver Adjacent Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office — Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

 Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Niche Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.